Exhibit 10.10

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is entered into as of September 23, 2019 (the “Effective Date”) between CARDINIA REAL ESTATE LLC, a Delaware limited liability company, as agent for Studebaker Real Estate, LLC (“Studebaker”) (“Landlord”) and AGENDIA, INC., a Delaware corporation (“Tenant” and, collectively with Landlord, the “Parties”).

BASIC TERMS

The following basic terms (the “Basic Terms”) are an integral part of this Lease, are referred to throughout this Lease using the terms set forth in the left column below, and are not intended to list all amounts payable under this Lease. In the event of any direct conflict between the Basic Terms and any other provision of this Lease, the Basic Terms will control.

(1)	Building:	The office building located at 4 Studebaker Road (“Building”), in Irvine, Orange County (“County”), California (“State”).

(2)	Premises; Tenant’s Share:

A portion of the Building, consisting of approximately 16,325 rentable square feet on the first floor of the Building (the “Premises”). The office portion of the Building contains approximately 34,902 rentable square feet and the entire Building contains approximately 91,722 rentable square feet. Tenant’s share of the office portion of the Building is 46.77% (“Tenant’s Office Share”) and Tenant’s share of the entire Building is 17.81% (“Tenant’s Building Share” and together with Tenant’s Office Share, “Tenant’s Share”). The Premises are depicted on Exhibit A attached hereto.

(3)	Term:	From the Rent Commencement Date until July 31, 2023 (the “Term”).

(4)	Rent Commencement Date:	October 1, 2019 (provided that Landlord has delivered the Premises to Tenant in the condition required hereunder)

(5)	Base Rent:	The Base Rent shall initially be $1.23 per rentable square foot, per month, and shall increase in accordance with the schedule attached hereto as Exhibit B.

(6)	Payments:	Cardinia Real Estate LLC 1055 Washington Boulevard Stamford, CT 06901 Attn: Steven Azzopardi

(7)	Permitted Use:	Corporate and administrative offices

(8)	Tenant Improvements:	Landlord shall deliver the Premises in their “As-Is” broom-swept condition as of the Rent Commencement Date, in good working order and repair, with any ceiling tiles or lights in good working condition. Landlord shall ensure that the Premises are securely separated from the other space in the Building.

(9)	Parking:

At no cost to Tenant and subject to the terms and conditions contained in Exhibit E to this Lease, Tenant shall have the non-exclusive right to use up to seventy (70) of the non-reserved parking spaces for the Building, and included within that allotment, Tenant shall have the right to designate up to five (5) parking spaces as reserved spaces for Tenant’s exclusive use in reasonable proximity to the Premises, the location of which spaces shall be approved by Landlord.

(10)	Brokers:

Carter Haslam of CBRE, 3501 Jamboree Road, Newport Beach, CA, as Landlord’s broker (“Landlord’s Broker”)

Ross Bourne of CBRE, 3501 Jamboree Road, Newport Beach, CA, as Tenant’s broker (“Tenant’s Broker”)

(11)	Utilities:	The Premises are not separately metered or sub-metered for the utilities, and Landlord will pay for the utilities provided to the Premises, subject to Section 6 below.

(12)	Security Deposit:	$112,497.00

Landlord leases to Tenant, and Tenant leases from Landlord, the Premises for the Term, upon the following terms:

1. TERM. Except as otherwise provided herein, all of Tenant’s obligations that do not require or contemplate possession of the Premises will commence on or before the Effective Date, and such obligations that do require or contemplate possession will commence upon Tenant’s first entry onto the Premises.

2. RENT.

A. Premises Area. Except as otherwise provided in Exhibit B, the Premises will be deemed to contain the floor area set forth in Basic Terms (2) for all purposes hereunder and will not be subject to remeasurement.

B. General. Tenant shall, without notice, demand, abatement, deduction or setoff, pay to Landlord, the Base Rent in advance in equal monthly installments in the monthly amount set forth in the Basic Terms, commencing upon the Rent Commencement Date and on the first day of each and every succeeding calendar month during the Term. However, if the Term commences other than on the first day of a calendar month, then, upon the Rent Commencement Date, the Base Rent for such initial month shall be prorated on a daily basis.

C. Additional Rent. All amounts Tenant agrees to pay hereunder other than Base Rent shall be deemed “additional rent”. Additional rent and Base Rent are referred to herein collectively as “rent”.

D. Late Fee. Any amount not paid within five (5) business days after it is due shall be subject to a late charge of $25.00 per month. In addition, any amount not paid within thirty (30) days after it is due shall be subject to default interest at a per annum rate of ten percent (10%) or, if lower, the highest rate allowed by law, calculated and, if permitted by applicable Law, compounded monthly based on the then-outstanding balance owed; provided, however, there shall be no late charge or default interest with respect to the first (1st) of such late payments in any calendar year unless Tenant has failed to pay such sum within five (5) business days after receipt of written notice from Landlord that Tenant failed to timely pay such sums. Tenant acknowledges that it has above been given grace periods and that interest and late charges will apply to any amounts not paid within such grace periods.

E. Intentionally Deleted.

F. Accord and Satisfaction. No payment of a lesser amount than the full amount due under this Lease shall be considered anything other than a payment on account of the earliest amount due. No endorsement or statement on any check or any correspondence accompanying any payment may be deemed an accord and satisfaction. Landlord may accept such payment without prejudice to its rights to recover the balance due and to pursue any other remedy. Pursuant to § 3311 of the State’s Uniform Commercial Code, any instrument purporting to be an accord and satisfaction must be sent to Landlord’s address for notices (and not the address for payments).

3. USE. Tenant must comply with the rules and regulations set forth in Exhibit D and such additional rules and regulations as are reasonably adopted by Landlord for the Building from time to time (collectively with Exhibit D, the “Rules”); provided that such Rules are applied to all third party tenants, unrelated to Landlord, of the Building in a consistent, nondiscriminatory manner and shall not materially, adversely affect Tenant’s rights hereunder. In addition, the Tenant shall not use (or permit any occupant of the Premises to use) the Premises for any use other than the permitted uses specified herein without the express prior written approval of Landlord, which approval shall be at the sole discretion of Landlord and may be withheld for any reason, reasonable or unreasonable, or for no reason at all. Tenant recognizes the restrictions in this Lease on the use of the Premises are a material consideration for Landlord to enter into this Lease. In case of any conflict between the terms of the Rules and the terms of this Lease, the terms of the Lease shall prevail.

4. COMMON AREAS. Tenant is granted a nonexclusive license to use the parking areas, driveways, sidewalks and all other common areas (including corridors, lobbies, elevators, and rest rooms) of the Building that are made available generally for all tenants of the Building (collectively, the “Common Areas” and collectively with the Building and the Parking Lot, the “Complex”) for Tenant and Tenant’s employees and patrons. Landlord may at any time, without effecting an actual or constructive eviction and without incurring any liability to Tenant, change the arrangement or location of or close some or all of the Common Areas and change the name, number or designation by which the Building is known; provided that Tenant’s use of and access to the Premises are not materially, adversely affected.

5. LANDLORD MAINTENANCE, UTILITIES AND SERVICES. Landlord shall maintain, repair, and replace, as appropriate, the exterior of the Building, including without limitation: the roof; structural portions of the Building, including exterior walls (including painting) and foundations; exterior glass; exterior drainage systems; all exterior walkways and all structural and non-structural portions of the Common Areas; parking facilities and landscaped areas surrounding the Building; private roads and other avenues of ingress and egress located on the property where the Building is located; all interior structural portions of the Building and the Premises; windows; and all Building systems including the vertical transportation, heating, ventilating and air conditioning systems (but only to the extent installed by Landlord), plumbing outside the Premises, mechanical, electrical and lighting systems, fire and life safety systems, and Landlord’s security system (collectively, “Building Systems”); and fixtures and all other mechanical portions of the Building outside the Premises. Landlord agrees to furnish the Premises with (i) Building-standard heat and air conditioning the hours of 9:00 a.m. to 6:00 p.m., Monday through Friday (“Business Hours”), and (ii) at all times, elevator services, normal water and normal electric current for lighting, ordinary medical equipment and business appliances. Notwithstanding the foregoing, Landlord may impose a reasonable charge for any utilities and services, including air conditioning, electrical current, and water, provided by Landlord, by reason of: (x) use of the Premises other than during Business Hours, (y) overstandard use beyond that which Landlord typically furnishes to other tenants in the Building, or (z) overstandard and special needs created by Tenant’s telephone equipment, computers, and other equipment or uses. Landlord shall remove Tenant’s trash from Tenant’s trash containers within the Premises, if requested by Tenant. Landlord agrees to provide first-class, Building-standard office cleaning services to the Premises five (5) days per week. Tenant agrees to pay for all other services supplied to the Premises not enumerated in this Section.

6. OPERATING EXPENSES.

A. Definitions. For purposes of this Section 6, the following definitions shall apply:

(i) “Expense Year”: The twelve (12) month period adopted by Landlord for the purpose of determining Operating Expenses (currently, the calendar year starting on January 1 and ending on December 31).

(ii) “Base Expense Year”: 2019

(iii) “Base Expenses”: The Operating Expenses paid or incurred during the Base Expense Year; provided, however, that if less than ninety-five percent (95%) of the rentable area of the Building is occupied during the Base Expense Year, Operating Expenses shall be equitably adjusted to the amount such Operating Expenses would have been if ninety-five percent (95%) of the rentable area of the Building had been occupied during the Base Expense Year. Only those components of expenses that are affected by variation in occupancy levels shall be “grossed up.”

(iv) “Expense Increases”: The excess, if any, of the Operating Expenses paid or incurred during any Expense Year over the Operating Expenses paid or incurred during the Base Expense Year; provided, however, that if less than ninety-five percent (95%) of the rentable area of the Building is occupied during any Expense Year, Operating Expenses shall be equitably adjusted to the amount such Operating Expenses would have been if ninety-five percent (95%) of the rentable area of the Building had been occupied during such Expense Year. Only those components of expenses that are affected by variation in occupancy levels shall be “grossed up.”

(v) “Operating Expenses”: All actual, direct and indirect costs and expenses in each Expense Year paid or incurred by Landlord in connection with operating, maintaining, repairing, insuring, managing and owning the Complex, including (a) all expenses incurred by Landlord or Landlord’s members and managers, and their respective members and managers, partners, shareholders, officers, directors, agents, employees and contractors (collectively, “Landlord’s Agents”) which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, and retirement plans and group insurance in connection with the operation, repair, maintenance, cleaning, management and protection of the Complex; (b) the cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Complex; (c) the cost of replacements for tools and other similar equipment used in the operation, repair, maintenance, cleaning, management and protection of the Complex; (d) where the Complex is managed by Landlord or an affiliate of Landlord, management fees at reasonable rates for self-managed buildings consistent with the class of building and the services rendered, which management fees shall not exceed ten percent (10%) of Operating Expenses, whether or not actually paid, or where managed by other than Landlord or an affiliate of Landlord, the amounts accrued for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Complex, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases; (e) premiums for such insurance as Landlord maintains pursuant to Section 9(A); (f) if, during the Term of this Lease, Landlord shall make a capital expenditure, the total cost of which is not properly includable in Operating Expenses for the Expense Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Expense Year in which it was made and in Operating Expenses for each succeeding Expense Year the annual charge-off of such capital expenditure (annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Complex is located, by the number of years of useful life of the capital expenditure, and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure); (g) costs for utilities supplied to the Complex and not paid for directly by tenants; and (h) amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning, management and protection of the Complex. Notwithstanding anything to the contrary contained herein, Operating Expenses shall not include: (1) any cost or expense to the extent to which Landlord is paid or reimbursed (other than as a payment for Operating Expenses), including work or services performed for any tenant (including Tenant) at such tenant’s cost, or the cost of any item for which Landlord has been paid or reimbursed by insurance, warranties, service contracts, condemnation proceeds or otherwise; (2) the cost of any work or services performed for any other property other than the Complex; (3) marketing costs, including leasing commissions, attorneys’ fees, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Complex; (4) costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Complex; (6) Taxes; (7) costs incurred in renovating, improving, decorating, painting or redecorating vacant leasable space or space for tenants; (8) depreciation and amortization on the Building, except as expressly permitted in this Lease; (9) interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money; (10) any costs, fines or penalties incurred because Landlord violated any applicable Laws or made any late payments (unless caused by Tenant’s failure to pay Rent hereunder); (11) costs for correcting defects in the original construction of the Complex; (12) legal fees, penalties and related expenses incurred by Landlord (together with any damages awarded against Landlord) due to the gross negligence or willful misconduct of Landlord; or (13) Costs arising from the presence of any toxic waste or other toxic or hazardous substances or materials within, upon or beneath the demised premises or Project prior to the date of delivery of the Premises to Tenant by Landlord by reason of Landlord’s act or any other third party.

B. In the event that Operating Expenses during any Expense Year shall exceed Operating Expenses incurred with respect to the Base Expense Year, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of Expense Increases, which shall be an amount equal to (a) Tenant’s Share multiplied by (b) the Expense Increases, such amount to be apportioned for any portion of an Expense Year in which the Rent Commencement Date falls or the Term expires. Landlord shall endeavor to provide Tenant with a statement of projected Expense Increases prior to the commencement of any Expense Year. If Landlord fails to provide Tenant with a statement of projected Expense Increases prior to the commencement of any Expense Year, Tenant shall continue to pay Operating Expenses in accordance with the previous statement, until Tenant receives a new statement from Landlord. From time to time during any Expense Year, Landlord may re-estimate the Expense Increases for that Expense Year and provide a copy of any re-estimate to Tenant. Landlord shall reasonably determine whether to utilize Tenant’s Office Share or Tenant’s Building Share in performing the above calculation based on the type of Operating Expenses and their applicability to the office portion of the Building or the Building as a whole.

C. From and after the Base Year, estimated payments by Tenant on account of Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Base Rent. The monthly amount to be paid to Landlord shall be sufficient to provide Landlord by the end of each Expense Year with a sum equal to Tenant’s required payment, as reasonably estimated by Landlord from time to time, on account of Operating Expenses for the then current Expense Year. Within a reasonable amount of time after the end of each Expense Year, Landlord shall submit to Tenant a reasonably detailed statement of Operating Expenses for such Expense Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made by Tenant for the Expense Year covered by such statement are greater than the required payment on account thereof for such Expense Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Operating Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord). If estimated payments theretofore made by Tenant for the Expense Year covered by such statement are less than the required payment on account thereof for such Expense Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration or earlier termination of the Term.

D. Landlord shall maintain its books and records with respect to expenses incurred for Operating Expenses in compliance with generally accepted accounting standards. Tenant, at its expense, shall have the right upon thirty (30) days’ prior written notice to Landlord (an “Audit Notice”), to be given only within ninety (90) days after Tenant receives the annual reconciliation statement, to audit Landlord’s books and records relating to such statement for such immediately preceding calendar year, subject to the following: (1) any audit shall be conducted, on normal business days during normal business hours, at Landlord’s offices or such other location as Landlord shall reasonably designate; and (2) Tenant shall not audit Landlord’s books and records more than once for any calendar year. Tenant shall pay the cost of any audit; provided, however, if any of Landlord’s statements are found to be incorrect as the result of an audit to an extent of more than three percent (3%) over the figures submitted by Landlord in such statement, Landlord must pay the costs of such audit. Landlord shall promptly refund to Tenant any amounts that the audit establishes were collected in error. If Tenant fails to deliver an Audit Notice within such ninety (90) day period, (x) the amounts shown on each annual reconciliation statement will be deemed final and conclusive for all purposes with no exceptions for errors or discrepancies of any kind and regardless of the magnitude of any actual error; and (y) Tenant shall be deemed to have voluntarily and knowingly waived any and all claims against the Landlord based upon any error or discrepancy in any such statement.

7. TAXES AND ASSESSMENTS.

A. Definitions. For purposes of this Section 7, the following definitions shall apply:

(i) “Tax Year”: The twelve (12) month period adopted by the City of Irvine or other applicable governmental authority for the purpose of determining Taxes (currently, the fiscal year starting on July 1 and ending on June 30).

(ii) “Base Tax Year”: July 1, 2019 to June 30, 2020.

(iii) “Base Taxes”: The Taxes paid or incurred during the Base Tax Year.

(iv) “Tax Increases”: The excess, if any, of the Taxes paid or incurred during any Tax Year over the Taxes paid or incurred during the Base Tax Year.

(v) “Taxes”: Without limitation (except as set forth below), (a) all taxes, assessments (special or otherwise), levies, fees and all other government levies, exactions and charges of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term, imposed or levied upon or assessed against the Complex or any portion thereof, or against any Base Rent, additional rent or other rent of any kind or nature payable to Landlord by anyone on account of the ownership, leasing or operation of the Property, or which arise on account of or in respect of the ownership, development, leasing, operation or use of the Complex or any portion thereof; (b) all gross receipts taxes or similar taxes imposed or levied upon, assessed against or measured by any Base Rent, additional rent or other rent of any kind or nature or other sum payable to Landlord by anyone on account of the ownership, development, leasing, operation, or use of the Complex or any portion thereof; (c) all value added, use and similar taxes at any time levied, assessed or payable on account of the ownership, development, leasing, operation, or use of the Complex or any portion thereof, including without limitation any utility user’s taxes assessed by governmental authorities; and (d) reasonable expenses of any proceeding for abatement of any of the foregoing items included in Taxes; but the amount of special taxes or special assessments included in Taxes shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such Taxes are being determined. There shall be excluded from Taxes (1) all net income, estate, succession, inheritance and transfer taxes of Landlord, (2) penalties, fees, or interest incurred as a result of Landlord’s failure to timely pay any taxes, or (3) any real estate taxes directly payable by Tenant or any other tenant in the Building under the applicable provisions in their respective leases; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that a capital levy, franchise, net income, profits, sales, rental, use and occupancy, or other new or additional tax or charge shall in whole or in part be substituted for, or added to, such ad valorem tax and levied against, or be payable by, Landlord with respect to the Complex or any portion thereof, such tax or charge shall be included in the term “Taxes” for the purposes of this Section 7.

B. In the event that Taxes during any Tax Year following the Base Tax Year shall exceed Taxes incurred with respect to the Base Tax Year, Tenant shall pay to Landlord, as additional rent, Tenant’s Building Share of Tax Increases, which shall be an amount equal to (a) Tenant’s Building Share multiplied by (b) the Tax Increases, such amount to be apportioned for any portion of a Tax Year in which the Rent Commencement Date falls or the Term expires. Landlord shall endeavor to provide Tenant with a statement of projected Tax Increases prior to the commencement of any Tax Year. If Landlord fails to provide Tenant with a statement of projected Tax Increases prior to the commencement of any Tax Year, Tenant shall continue to pay Taxes in accordance with the previous statement, until Tenant receives a new statement from Landlord. From time to time during any Tax Year, Landlord may re-estimate the Tax Increases for that Tax Year and provide a copy of any re-estimate to Tenant.

C. From and after the Base Year, estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Base Rent. The monthly amount to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due with a sum equal to Tenant’s required payment, as reasonably estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Within a reasonable amount of time after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant’s payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills are greater than the required payment on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to

Landlord). If estimated payments theretofore made by Tenant for the Tax Year covered by such bills are less than the required payment on account thereof for such Tax Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration or earlier termination of the Term.

D. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year all or any portion of which falls within the Term, then out of any balance remaining thereof after deducting Landlord’s expenses in obtaining such refund, Landlord shall, provided there does not then exist an Event of Default, credit an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest, and apportioned if such refund is for a Tax Year a portion of which falls outside the Term) multiplied by Tenant’s Building Share against the monthly installments of Tax Increases next due under this Lease (or refund such amount if the Term of this Lease has ended and Tenant has no further obligation to Landlord); provided, however, that in no event shall Tenant be entitled (1) to a credit in excess of the payments made by Tenant on account of Taxes for such Tax Year or (2) to receive any payments or abatement of Base Rent if Taxes for any Tax Year are less than Base Taxes or if Base Taxes are abated. If the Taxes comprising Base Taxes are permanently reduced as a result of an appropriate proceeding or otherwise, the Taxes as so reduced shall for all purposes be deemed to be the Base Taxes and Landlord shall give notice to Tenant of the corrected amount of Base Taxes and the amount of any additional payments due from Tenant under this Section 7.

E. Tenant shall pay promptly when due all personal property and other taxes and assessments upon the property of Tenant in, upon or about the Premises.

8. TENANT MAINTENANCE; ALTERATION. Tenant shall maintain every internal, non-structural part of the Premises (excepting only those parts that are specifically required to be maintained by Landlord hereunder) in good order, condition and repair and shall not alter, repair or change the Premises without the prior written consent of Landlord; provided, however, Tenant shall be allowed to make cosmetic, non-structural alterations to the interior of the Premises that do not exceed Twenty Thousand and No/100 Dollars ($20,000.00). Tenant shall be solely responsible for the cost of removing Hazardous Materials brought upon the Premises by Tenant, and such removal will be performed by Tenant, at Tenant’s cost, as directed by Landlord. Except as expressly set forth herein, all alterations, improvements, and changes (each, an “Alteration”) to the Premises may be undertaken only with Landlord’s express written consent (not to be unreasonably withheld) at Tenant’s expense. Tenant shall not suffer or permit any mechanic’s or materialman’s liens to be filed against the Premises or Building. Landlord may condition its consent to any Alterations on any conditions it reasonably deems useful for the avoidance of mechanics’ or material suppliers’ or similar liens, including the requirement that Tenant obtain payment and performance bonds and/or post or permit Landlord to post notices upon the Premises.

9. INSURANCE.

A. Landlord’s Insurance. Landlord shall maintain liability and property insurance policies reasonably with such coverage and such limits as Landlord reasonably elects;

provided, at all times during the term of this Lease, Landlord agrees to procure and maintain fire and extended coverage insurance on the Building and Commercial General Liability insurance on the Common Areas in commercially reasonable amounts. Tenant shall not be an insured, additional insured, loss payee or co-insured under any of Landlord’s policies and shall have no right to any proceeds thereof.

B. Tenant’s Insurance. Tenant shall maintain the insurance policies set forth on Exhibit C.

C. Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waive all claims, liabilities, losses, damages, rights of recovery, actions, causes of action, penalties, proceedings, expenses, costs, fines, attorney’s fees, expert witness fees, and suits (collectively, “Claims”) against the other and the Representatives of the other, for any loss or damage that occurs to the Premises, Tenant’s personal property located in the Premises, or the Building as a result of any cause insured or required to be insured against under this Lease. THE FOREGOING WAIVERS APPLY REGARDLESS OF THE AMOUNT PAYABLE UNDER INSURANCE POLICIES OR THE CAUSE OR ORIGIN OF THE LOSS, INCLUDING THE NEGLIGENCE OF THE OTHER PARTY OR ITS REPRESENTATIVES.

10. INDEMNIFICATION. Except to the extent due to the active gross negligence or willful misconduct of Landlord or any of Landlord’s Agents or Studebaker, Tenant shall indemnify, protect, defend (with counsel reasonably acceptable to Landlord), and hold harmless Landlord, Landlord’s Agents and Studebaker and each of its members, officers, agents, employees and contractors from and against all Claims arising from: (i) Tenant’s use, occupancy or enjoyment of the Premises and its facilities, the conduct of Tenant’s business, or any activity, work or thing done, permitted, omitted or suffered by Tenant or any of Tenant’s officers, agents, employees, subtenants, assignees and invitees (each, a “Tenant Party”); (ii) any violation, breach or default of Tenant hereunder; (iii) any occurrence within the Premises after the delivery of possession of the Premises to Tenant; (iv) Tenant’s failure to surrender possession of the Premises upon the expiration or earlier termination of this Lease; (v) any mechanics’, material suppliers’ or other liens filed against the Premises on account of work performed by or on behalf of Tenant; (vi) any violation of Tenant’s obligations regarding Hazardous Materials; or (vii) any commercially reasonable actions (but not including any negligent actions or intentional misconduct) taken by Landlord to mitigate its damages or pursuant to a self-help right or otherwise to remedy any breach, violation or default by Tenant hereunder or in performing any obligation of Tenant hereunder. Except to the extent due to the active gross negligence or willful misconduct of Landlord or any of Landlord’s Agents or Studebaker, Landlord shall not be liable to Tenant for and Tenant waives and releases any Claims resulting from: (A) the acts or omissions of any co-tenant or other occupant of the same Building or by any owner or occupant of adjoining or contiguous property; (B) any matter indemnified against hereunder; (C) any interruption in any utility or other service, regardless of cause; (D) leaking pipes; or (E) any failure to provide or perform any services or utilities due to Force Majeure. The provisions of this Section 10 shall survive the termination of this Lease.

11. RIGHT OF ENTRY. Landlord may enter the Premises for any reasonable purpose, including in order to examine it, to show it to prospective tenants, lenders, ground lessors, and purchasers, to make such Alterations to the Building (other than the Premises) as Landlord deems necessary or desirable, including the construction or improvement of offices adjacent to or above the Premises. Landlord’s entry, except in cases of emergency where no notice shall be required, shall be during business hours (unless otherwise agreed) and upon no less than 24-hours’ prior written notice. Landlord will use commercially reasonable efforts not to unreasonably impair Tenant’s use and enjoyment of the Premises in performing Alterations. If there is a material interruption of Tenant’s business as a result of Alterations being made, Base Rent shall abate in direct proportion to the amount of space within the Premises that Tenant cannot occupy due to the conduct of Alterations and only for so long as Alterations are being made by Landlord. If, during the last month of the Term, Tenant has removed all or substantially all of Tenant’s property, Landlord may immediately enter and make Alterations to the Premises without elimination or abatement of rent, without liability to Tenant for any compensation, and without affecting this Lease. If no Tenant representative is present to permit entry into the Premises when entry is permissible, Landlord or its representatives may enter the Premises without rendering Landlord or such representatives liable therefor (so long as Landlord or its representatives accord reasonable care to Tenant’s property) and without affecting Tenant’s obligations hereunder.

12. DESTRUCTION; EMINENT DOMAIN.

A. Destruction. Within thirty (30) days after the occurrence of any material damage or destruction to the Building or the Premises, Landlord shall notify Tenant in writing (the “Restoration Notice”) of the estimated time required for the restoration of the Premises and the portion of the Building necessary for Tenant’s occupancy and use of the parking facilities to a useable condition. Landlord’s estimate shall be made in good faith and based upon reasonable estimates and contractors’ bids. If the Restoration Notice indicates that the Building cannot reasonably be repaired to a useable condition within a period of six (6) months after the happening of such damage, then Landlord or Tenant may terminate this Lease upon written notice to Tenant delivered prior to the sixtieth (60th) day after Landlord’s delivery of the Restoration Notice. If this Lease is not terminated as provided herein, then Landlord shall use reasonable diligence to repair the Premises and at least the portions of the Building required for access to the Premises. If Landlord undertakes such repairs, Base Rent will abate in proportion to the part of the Premises rendered untenantable thereby until the earlier of (i) the date that is forty-five (45) days after the damage is repaired, and (ii) the date on which Tenant resumes operations and conducting business in the Premises.

B. Eminent Domain. If a taking of the Building or any material portion thereof occurs, or such portion of the Building or Premises that Tenant cannot reasonably operate its business therein, then this Lease shall terminate. Otherwise, this Lease shall not terminate and Base Rent shall be equitably adjusted. In this Lease, “taking” means the exercise of any right of eminent domain or power of condemnation and includes any conveyance made under threat thereof.

C. Award. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any and all rights of Tenant to any award for the taking of the Lease. Tenant may file a separate claim for an award at its sole cost and expense for, and nothing contained herein shall be deemed to give Landlord any interest in, or to require Tenant to assign to Landlord, any award made to Tenant for compensation for loss of business or for damage to or loss of personal property; provided, however, that no such claim shall diminish or otherwise affect the awards otherwise payable to Landlord. Tenant waives any common law or statutory termination rights following a taking or casualty.

13. TERMINATION AND DEFAULT. If Tenant (1) fails to pay any money when due hereunder or to restore the Security Deposit when required and such failure continues for five (5) days after written notice from Landlord; (2) fails to perform or observe any other covenant to be performed by Tenant hereunder and such failure continues for thirty (30) days after receipt of written notice from Landlord pertaining thereto (plus such additional time as may be required under the circumstances if such cure is commenced within such thirty (30) days and thereafter diligently pursued to completion); (3) makes a general assignment for the benefit of creditors, takes any action under any insolvency or bankruptcy law, fails to terminate any receivership within sixty (60) days after the appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or is adjudicated a bankrupt or insolvent; or (4) vacates or abandons the Premises (as defined in the California Civil Code) (each of the foregoing events, an “Event of Default”); then, in any of such Events of Default, Tenant shall be deemed to have materially breached and defaulted under this Lease and Landlord, at its option, will have any one or more of the following remedies, all of which will be cumulative and nonexclusive: (i) to apply any security deposit pursuant to Section 7; and/or (ii) to cure the default for and on behalf of Tenant, whereupon Tenant must reimburse Landlord for the cost thereof, plus ten percent (10%) of such costs, within ten (10) days after receipt of an invoice therefor; and/or (iii) to terminate Tenant’s right to possession without terminating this Lease; and/or (iv) to terminate this Lease; and/or (v) to pursue an action for eviction; and/or (vi) to pursue any and all additional or further remedies as are available under this Lease or at law or in equity, including the right to sue for damages, specific performance, declaratory judgment and/or injunctive relief. If Tenant’s right to possession (but not this Lease) is terminated, then Landlord will be entitled to damages equal to: (A) all past due rent; (B) the costs and expenses of recovering possession of the Premises; (C) the cost of re-letting the Premises, including the costs of any alterations, tenant concessions and broker’s fees paid in connection therewith; (D) the positive difference, if any, obtained by subtracting the rents received from such re-letting from the rents due under this Lease; and (E) such further amounts as are provided for in this Lease or as are recoverable under applicable Law to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease. If Landlord terminates this Lease (which it may do regardless of whether it has previously elected to terminate Tenant’s right to possession), Landlord will be entitled to damages equal to: (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination of the Lease; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination of the Lease until the time of award exceeds the amount of rental loss Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of rental loss Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease, including costs of recovering and re-letting the Premises. “Worth at the time of award” means present value, assuming a discount rate equal to: (I) in the case of clauses, (a) and (b) the lesser of ten percent (10%) per annum or the maximum rate permitted by law, and (II) in all other cases, the discount rate on advances to member banks as of the applicable date for the Federal Reserve Bank for the region that includes the State, plus one percentage point (1%).

14. ENVIRONMENTAL COMPLIANCE/HAZARDOUS MATERIALS.

A. Definition. “Hazardous Materials” means any substance or material that is or may be hazardous, toxic, ignitable, radioactive, reactive or corrosive to the environment, property or human health, regardless of whether regulated by applicable Law.

B. Prohibition. Tenant, the officers, directors, employees, representatives, agents, successors, assigns, affiliates, partners, members, owner and shareholders (collectively, “Representatives”) of Tenant, and the contractors, subcontractors, licensees, sublessees, concessionaires, and invitees of Tenant (collectively, “Tenant’s Permitees”) and any other occupants of the Premises (collectively with Tenant’s Representatives and Permitees, “Tenant Parties”) shall not (i) use, generate, manufacture, refine, produce, process, store, release or dispose of, on, under or about the Building or transport to or from the Building any Hazardous Materials, except normal amounts of office or cleaning supplies (including e-waste, insect repellents, batteries, and other items commonly found in office buildings) that are properly labeled and handled in strict compliance with applicable Laws and all permits, licenses and approvals issued to Tenant in connection therewith, or (ii) without Landlord’s consent, undertake any remediation of any such Hazardous Materials or report any information relating to Hazardous Materials not required by applicable Laws to be reported.

15. COMPLIANCE WITH LAWS AND REGULATIONS. Tenant shall comply with (i) all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including, without limitation, the Americans with Disabilities Act and the Controlled Substances Act (“Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises, and (ii) the Building’s sustainability practices, if any, including reasonably cooperating with Landlord’s efforts to comply therewith. Landlord represents and warrants that the Premises shall be delivered in compliance with all Laws. In addition, Tenant, at its sole cost and expense, will promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s specific use of the Premises (other than for general office use) or Alterations or improvements in the Premises performed by or on behalf of Tenant. “Base Building” shall mean the structural portions of the Building, the public restrooms and the Building’s mechanical, electrical, fire/life-safety and plumbing systems and equipment. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law in connection with the Premises. Tenant shall not use the Premises in any manner that will cause the Building or any part thereof not to conform with the Building’s sustainability practices, if any; provided, however, that in no event shall such practices have the effect of materially, adversely affecting Tenant’s conduct of its business at the Premises in a manner consistent with the uses permitted hereunder. Subject to the foregoing obligations of Tenant, Landlord, at its sole cost and expense shall be responsible for correcting any violations of Title III of the Americans with Disabilities Act with respect to the Common Areas or the Premises if existing prior to the Commencement Date. However, Landlord shall have the right to settle and/or contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with the specific nature of Tenant’s business in the Premises (other than general office use) and/or the acts or omissions of Tenant, its agents, employees or contractors, Tenant’s arrangement of any furniture, equipment or other property in the Premises, any repairs, or alterations performed by or on behalf of Tenant and any design or configuration of the Premises specifically requested by Tenant.

16. ASSIGNMENT AND SUBLETTING. Tenant shall not assign this Lease or sublease or license or permit the occupancy by any other person or entity of all or any part of the Premises, except with Landlord’s prior written consent, which consent shall not be unreasonably withheld.    If Tenant is an entity, any change in the majority ownership or control (whether by virtue of ownership interests, by contract or otherwise) of Tenant will constitute an assignment of this Lease for purposes of this Section 16. Notwithstanding the foregoing, Tenant may, without Landlord’s consent, assign this Lease or sublet the Premises or any portion thereof or assign this Lease, or any interest therein, to (i) any parent, subsidiary, affiliated or successor corporation of Tenant; or (ii) any corporation with which Tenant may merge or consolidate (each, a “Permitted Transferee”), except that Tenant shall remain responsible to Landlord for the full performance of the terms of this Lease.

17. SUBORDINATION OF LEASE. Except as otherwise elected by the holder thereof, this Lease is subject and subordinate to any mortgages, ground leases, deeds of trust, voluntary liens and security interests which may now or hereafter be placed upon or affect the Building, and to all renewals, modifications, consolidations, replacements, and extensions thereof. This clause shall be self-operative, and no further instrument shall be required for its effectiveness. In addition, Tenant shall execute any commercially reasonable document that Landlord or Landlord’s lender or ground lessor reasonably requests to evidence such subordination and including reciprocal attornment provisions.

18. ESTOPPEL CERTIFICATES. Tenant shall, from time to time, upon ten (10) business days’ prior request by Landlord, deliver to Landlord, or to such other persons who may be designated in such request, a commercially reasonable statement in writing certifying that this Lease is unmodified and in full force and effect (or stating any modifications), the dates to which rent has been paid, and such other information as is reasonably requested by Landlord. Any such statement may be relied upon by Landlord and any current or prospective purchaser or encumbrancer of the Premises.

19. QUIET ENJOYMENT. Except as otherwise provided herein Tenant shall have peaceable and quiet enjoyment of the Premises free from eviction or interference by Landlord if Tenant fully and punctually performs its obligations hereunder.

20. SURRENDER AND HOLDOVER.

A. Surrender. Tenant shall vacate the Premises in the same condition as received, casualty and condemnation, ordinary wear and tear excepted. Tenant shall remove all of Tenant’s personal property in a manner that will minimize any damage to the Premises, before the day this Lease expires or terminates. Any damage caused by such removal shall be repaired by Tenant before the expiration or termination of this Lease. Any of Tenant’s personal property left on the Premises may, at Landlord’s option but after written notice to Tenant and Tenant’s failure to remove the same within ten (10) business days after the same, be deemed abandoned and kept or disposed of by Landlord. All Alterations shall remain a part of and be surrendered with the Premises, unless Landlord conditioned its written approval based upon Tenant’s commitment to remove any Alterations requested by Tenant, in which case Tenant shall restore the Premises to the condition that existed prior to the making of such Alterations. Such restoration shall be accomplished on or before the expiration of this Lease or, if this Lease is terminated, as soon after the termination thereof as is practical, at the expense of Tenant.

B. Holdover. If Tenant holds over in the Premises after the expiration or termination of this Lease, then during such hold over, monthly Base Rent shall be payable in an amount equal to the Base Rent payable for the last month of the Term plus, if Landlord has notified Tenant that Tenant may not continue in possession after the expiration or termination of this Lease or that Tenant is in breach of this Lease, then, from the date of such notice, Tenant must pay additional holdover rent equal to twenty-five percent (25%) of such monthly Base Rent for the first sixty (60) days of such holdover and fifty percent (50%) for each day thereafter. All other terms hereof shall continue in effect unmodified. Notwithstanding the foregoing, following the expiration or termination of this Lease, Landlord may use all available legal remedies to cause Tenant to vacate the Premises. The voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, shall not cause a merger and shall, at Landlord’s option Landlord, terminate any existing subtenancies or operate as an assignment of any subtenancies to Landlord.

21. SIGNAGE. Landlord, at Landlord’s cost, shall provide “Building Standard” signage at the main lobby directory and at the entrance to the Premises identifying Tenant; any replacements of or changes to such signage shall be at Tenant’s sole cost and expense.

22. FURNITURE. At all times during the Term, at no cost to Tenant, Tenant shall have the right to use all furniture located within the Premises on an “As Is” basis. Prior to the Rent Commencement Date, Landlord and Tenant shall inventory such furniture and prepare a written listing of all items and, where necessary, any material damage to any furniture. Landlord and Tenant may elect to document the condition of any furniture with photographs. Tenant shall be responsible for repairing and maintaining all furniture in the Premises during the Term and shall surrender the furniture in its condition on the Rent Commencement Date, ordinary wear and tear excepted.

23. BROKERS. Landlord and Tenant each represents and warrants to the other that it has not dealt with any broker, finder or listing agent in connection with the Lease other than Landlord’s Broker, as to Landlord, and Tenant’s Broker, as to Tenant. Landlord and Tenant each agrees to indemnify, defend and hold harmless the other party from and against all claims, lawsuits, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, court costs and litigation expenses) arising or resulting from any demand for a commission or other compensation made by a broker, finder or listing agent other than Landlord’s Broker or Tenant’s Broker, as applicable, with whom the indemnifying party has dealt or allegedly dealt. Landlord shall pay a brokerage fee to Tenant’s Broker as and when due under a separate commission agreement executed by Landlord and Tenant’s Broker.

24. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit nor a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of an Event of Default, Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord within ten (10) days of demand the amount that will restore the Security Deposit to its original amount. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Tenant waives any limitations set forth in California Civil Code Section 1950.7 limiting the use to which a security deposit may be applied. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises, together with the Security Deposit, to a person or entity assuming Landlord’s obligations under this Section 24.

25. GENERAL PROVISIONS.

A. Waiver. The waiver by Landlord of any breach of any provision shall not be deemed to be a waiver of any subsequent breach of the same or any other provision. The acceptance of rent (including holdover rent) shall not be a waiver of any breach by Tenant of this Lease.

B. Successors and Assigns. The terms of this Lease shall apply to and bind the heirs, successors, executors, administrators, and assigns (or, as to Tenant, permitted assigns) of the Parties.

C. Time is of the Essence. Time is of the essence of this Lease.

D. Entire Agreement. This Lease, including all Exhibits, fully covers every agreement between the Parties concerning the subject matter hereof and all such agreements are merged herein. If any provision of this Lease (other than payment of Base Rent) is held by a court to be unenforceable, the remainder of the provisions hereof shall not be affected or invalidated.

E. Construction. This is a negotiated agreement between the Parties and shall not be construed against any Party as a result of its attorney having drafted this Lease. Both Parties had the opportunity to have their respective attorneys review this Lease and fully understand the terms of this Lease.

F. Amendment. Except as otherwise expressly provided in this Lease, whenever any provision hereof requires the consent, approval, designation, direction or judgment of Landlord, such consent, approval, designation, direction or judgment will not be effective unless in writing and may be granted, withheld, or conditioned in Landlord’s sole and absolute discretion.

G. Definitions. In this Lease: “it” means he, she or it, as applicable; “including” and “includes” mean including or includes, respectively, without limitation; and “herein” and “hereunder” mean anywhere within this Lease.

H. Force Majeure. If either Party is delayed in performing an obligation by strikes, lockouts, unavoidable casualties, extraordinary weather, the act or omissions of the other Party or other Party’s Representatives, or any cause (other than financial inability) beyond such Party’s reasonable control (each, “Force Majeure”) then the period for performing such obligation (other than payment of rent) will be extended by the length of such Force Majeure event.

I. Survival. All obligations of Landlord or Tenant hereunder that are not fully performed as of the expiration or termination of this Lease will survive such expiration or termination.

J. Civil Code Section 1938. This notice is given pursuant to California Civil Code Section 1938. The Premises have not been issued a disability access inspection certificate. A Certified Access Specialist (“CASp”) can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of Tenant, if requested by Tenant. If Tenant elects to perform a CASp inspection, Tenant will provide written notice to Landlord, and Landlord may elect, in Landlord’s sole discretion, to retain a CASp to perform the inspection. If Landlord does not so elect, the time and manner of the CASp inspection is subject to the prior written approval of Landlord. In either event, the payment of the fee for the CASp inspection shall be borne by Tenant. The cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises shall be allocated as provided in Section 15 of this Lease.

26. NOTICES. All notices hereunder must be in writing and delivered personally, by certified mail-return receipt requested, or by overnight courier, and shall be deemed to have been duly given when delivered personally or three (3) days after deposit in the United States mail, postage prepaid, or the next business day after deposit with the overnight courier addressed at the place identified on the signature page below or in a notice changing such address.

27. LEGAL PROCEEDINGS. This Lease shall be governed by the laws of the State. In any legal or equitable action or bankruptcy proceeding arising out of this Lease, including any appeal or supplemental proceedings in connection therewith, the prevailing party shall be entitled to recover all fees, costs and expenses, including reasonable attorney’s fees, incurred in connection with such action or proceeding and any efforts to collect or enforce any resulting judgment.

28. AUTHORITY. If Tenant is an entity, each person signing this Lease on Tenant’s behalf personally warrants that Tenant is duly authorized and existing, is qualified to do business in the State, has full right and authority to enter into this Lease and is bound by this Lease and that each person signing on Tenant’s behalf was authorized to do so.

IN WITNESS WHEREOF, the parties have executed this Lease as of the Effective Date.

CARDINIA REAL ESTATE LLC,
LANDLORD:	a Delaware limited liability company,
as agent for Studebaker Real Estate, LLC

By: /s/ Steven Azzopardi
Name: Steven Azzopardi
Title:
Address: 1055 Washington Boulevard Stamford, CT 06901
Attn: Steven Azzopardi

TENANT:	AGENDIA, INC.,
a Delaware corporation

By: /s/ Mark Straley
Name: Mark Straley
Title: CEO

By: /s/ Kurt Becker
Name: Kurt Becker
Title: CFO/COO
Address: 22 Morgan Irvine, CA 92618 Attn: Tae Kim

ADDITIONAL COPY OF NOTICES TO:	Law Offices of Brian M. Davis 4340 Von Karmen Avenue, Suite 380 Newport Beach, CA 92660 Attn: Kathryn McHenry, Esq.

EXHIBIT A

DEPICTION OF PREMISES

A-1

EXHIBIT B

RENT SCHEDULE

Months	Rate
1-6	$1.23
7-12	$1.47
13-24	$2.17
25-36	$2.24
37-46	$2.30

B-1

EXHIBIT C

INSURANCE

C-1

EXHIBIT D

BUILDING RULES AND REGULATIONS

D-1

EXHIBIT E

PARKING AGREEMENT

E-1